Exhibit 99.2

European Wax Center, Inc. Announces Chief Financial Officer Transition

Seasoned financial executive with high-growth franchise experience Thomas Kim appointed CFO

Current CFO Stacie Shirley to depart the Company; will remain as a strategic advisor through April 30, 2025

Company also strengthens executive leadership team with the appointments of Katie Mullen as Chief Commercial Officer and Chris Andrews as Chief Information and Digital Officer

PLANO, Texas, March 11, 2025 – European Wax Center, Inc. (NASDAQ: EWCZ) (the “Company” or “European Wax Center”), the leading franchisor and operator of out-of-home waxing services in the United States, today announced that Thomas “Tom” Kim has been appointed Chief Financial Officer (CFO), effective April 7, 2025 or such earlier date as may be agreed with the Company. He will succeed Stacie Shirley, who will depart from the CFO role when Mr. Kim joins the Company. To ensure a smooth transition, Ms. Shirley will remain with the Company as a strategic advisor through April 30, 2025.

Mr. Kim brings over a decade of executive-level finance, corporate development and business strategy experience across high-growth consumer, technology and franchise brands. He most recently served as CFO at Brinks Home, where he helped the company increase recurring revenues, return to strong customer retention levels, and achieve higher profitability and cash flows. Prior to Brinks Home, he served as CFO at Smoothie King, where he played a pivotal role in transforming one of the most recognized global franchisors in the health and wellness industry. Mr. Kim will report to European Wax Center’s CEO Chris Morris and work alongside the executive team to execute the Company’s strategy to return the business to long-term, sustainable growth.

“We are thrilled to welcome Tom to the European Wax Center team. He is a proven Chief Financial Officer with a wealth of franchise and financial transformation experience that will be instrumental in strengthening our financial foundation as we work to reignite long-term growth,” said Mr. Morris. “I would also like to thank Stacie for her contributions to European Wax Center as well as her commitment to ensuring a smooth transition. She has been an invaluable resource during my onboarding, and I wish her continued success in all her endeavors.”

“Stacie has played a vital role in supporting the Company through several key milestones and strategic initiatives that have built the foundation for our path forward,” said Board Member David Berg. “On behalf of the Board, I would like to thank Stacie for her leadership and unwavering commitment to European Wax Center over the last two years.”

“It’s been a pleasure to serve as European Wax Center’s CFO, and I am confident that Tom has the right skill set and experience to work alongside Chris to execute our priorities and unlock value for our stakeholders,” said Ms. Shirley. “His leadership will be instrumental in driving the next phase of growth, and I look forward to working with him to support a smooth transition.”

Additional Appointments to Further Strengthen Executive Team

The Company also announced that Katie Mullen has been appointed Chief Commercial Officer, effective March 5, 2025. Ms. Mullen will lead European Wax Center’s marketing transformation, data insights and guest acquisition efforts. Ms. Mullen has nearly two decades of consumer, retail and leadership experience, having served as Chief Customer Officer at JCPenney and Chief Digital Officer at Neiman Marcus Group.

Additionally, Chris Andrews will join the Company as Chief Information and Digital Officer, effective March 31, 2025. In this newly created role, Mr. Andrews will lead European Wax Center’s digital transformation, working closely with Ms. Mullen. He brings over two decades of experience leading technology and data functions, including at franchise and growth companies, and most recently served as Chief Information

Officer at Unleashed Brands, a leading youth enrichment growth-focused platform and franchisor of category-leading brands.

“We are also excited to be bolstering our leadership team and further strengthening our capabilities with the additions of Katie and Chris, who together will drive our marketing and digital transformations,” said Mr. Morris. “We are building a deep bench of seasoned executives with the expertise and experience needed to capitalize on our opportunities and return our business to sustainable, long-term growth.”

About Thomas Kim

Mr. Kim most recently served as Executive Vice President and Chief Financial Officer at Brinks Home, one of North America's leading home security and alarm monitoring companies. Prior to joining Brinks Home, Mr. Kim was the Chief Financial Officer of Smoothie King, where he led all corporate development, strategy, IT, business intelligence, financial, accounting, and supply chain operations for the company. Mr. Kim has over 20 years of financial expertise, with a long history of guiding organizations through financial transformations, optimizing processes, and driving profitability. He holds a Master of Business Administration degree from Harvard Business School and a bachelor’s degree from the United States Military Academy at West Point.

About Katie Mullen

Katie Mullen most recently served as Chief Customer Officer at JCPenney, where she oversaw e-commerce strategy and omnichannel development, with an added emphasis on customer marketing, engagement, analytics and more. Her role focused on driving strategies to transform customer engagement and accelerate company growth. Prior to her time at JCPenney, Ms. Mullen served as the Chief Digital Officer at Neiman Marcus Group. She led the neimanmarcus.com business and oversaw the performance marketing team responsible for product and category management, site merchandising, analytics, data science, promotions, drop-ship buying, e-commerce operations, establishing new sales channels and more. Ms. Mullen holds a Master of Business Administration degree from the University of Pennsylvania and a bachelor’s degree from Princeton University.

About Chris Andrews

Chris Andrews most recently served as Chief Information Officer at Unleashed Brands, the largest Youth Enrichment Platform providing safe, fun and enriching environments to help kids learn, play and grow. Prior to joining Unleashed Brands, Mr. Andrews was the Chief Information Officer of Smoothie King, where he led IT capabilities across the organization. Mr. Andrews has over 30 years of experience working in information technology, 20 years of which were spent managing and directing IT operations, infrastructure and strategic technology initiatives for leading companies in the restaurant, health and consulting industries. He holds a Master of Professional Accounting from the University of Texas at Arlington and a bachelor's degree from Texas Wesleyan University.

About European Wax Center, Inc.

European Wax Center, Inc. (NASDAQ: EWCZ) is the leading franchisor and operator of out-of-home waxing services in the United States. European Wax Center locations perform more than 23 million services per year, providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. The Company continues to revolutionize the waxing industry with its innovative Comfort Wax® formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience, along with its collection of proprietary products to help enhance and extend waxing results. By leading with its values – We Care About Each Other, We Do the Right Thing, We Delight Our Guests, and We Have Fun While Being Awesome – the Company is proud to be Certified™ by Great Place to Work®. European Wax Center, Inc. was founded in 2004 and is headquartered in Plano, Texas. Its network, which includes more than 1,000 centers in 45 states, generated sales of $955 million in fiscal 2023. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.’s strategy, outlook and growth prospects. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its management, employees, information systems and internal controls; the Company’s ability to retain of effectively respond to a loss of key executives; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises on the Company’s operations and financial performance; the impact of inflation and rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 6, 2024 and the Company’s Quarterly Report on Form 10-Q for the period ended October 5, 2024, each filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

European Wax Center, Inc.

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media Contact

Edelman Smithfield

Josh Hochberg & Ashna Vasa

EWCIR@edelman.com

Zeno Group

Sophia Tortorella

sophia.tortorella@zenogroup.com

312-752-6851